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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 8, 2002


                           T-3 ENERGY SERVICES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


          DELAWARE                     0-19580                  76-0697390
(STATE OR OTHER JURISDICTION         (COMMISSION              (IRS EMPLOYER
     OR INCORPORATION)               FILE NUMBER)         IDENTIFICATION NUMBER)


                       13111 NORTHWEST FREEWAY, SUITE 500
                              HOUSTON, TEXAS 77040
              (ADDRESS OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)


                                 (713) 996-4110
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

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ITEM 5.   OTHER EVENTS.

         T-3 Energy Services, Inc. (the "Company") hereby files this Form 8-K for the purpose of updating the description of its capital stock, for which this Form 8-K will be incorporated by reference into any of the Company's registration statements on Form S-8 or S-3 (or applicable successor forms) to be filed by the Company in the future, until such capital stock description is subsequently amended or modified and included in a document filed by the Company with the Commission pursuant to Section 13 of the Securities Exchange Act of 1934, as amended.

                                 DESCRIPTION OF
                            T-3 ENERGY SERVICES, INC.
                                  CAPITAL STOCK

         The Company's certificate of incorporation authorizes the Company to issue 75,000,000 shares of capital stock, consisting of 50,000,000 shares of common stock, par value $.001 per share, and 25,000,000 shares of preferred stock, par value $.001 per share. The following summary description of the Company's capital stock is not complete and does not give effect to applicable statutory or common law. The summary is also subject to applicable provisions of the Company's certificate of incorporation.

COMMON STOCK

         The Company's common stockholders are entitled to one vote per common share in the election of directors and on all other matters on which stockholders are entitled or permitted to vote. Holders of the Company's common shares do not have cumulative voting rights. Therefore, subject to any voting rights that may be later granted to holders of the Company's preferred stock, under the Company's bylaws, holders of a plurality of the common shares present in person or represented by proxy at the meeting and entitled to vote can elect all of the Company's directors. Subject to the rights of any outstanding series of the Company's preferred stock, the common stockholders are entitled to dividends when and if declared by the Company's board of directors out of funds legally available for that purpose. The Company's common stock is not subject to any calls or assessments. Upon liquidation or dissolution, common stockholders are entitled to share ratably in all net assets distributable to stockholders after payment of any liquidation preferences to holders of the Company's preferred stock. Holders of the Company's common stock have no redemption, conversion or preemptive rights.

PREFERRED STOCK

         The Company can issue shares of its preferred stock without stockholder approval. The Company's board can issue up to 25,000,000 shares of preferred stock in one or more series and can determine, for any series of preferred stock, the terms and rights of the series, including:

         o the number of shares, designation and stated value of the series,

         o the rate and times at which dividends will be payable on shares of the series, any preferences of such dividends over other shares of the series or shares of other series or classes of the Company's stock, and the status of dividends as cumulative or non-cumulative,


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         o        any prices, times and terms at or on which shares of the
                  series may be redeemed,

         o any obligation of the Company to purchase or redeem shares of the series pursuant to a sinking or purchase fund for shares of the series, and the terms of any such obligation,

         o any rights to convert shares of the series into, or exchange shares of the series for, shares of any other class of the Company's stock,

         o        the voting rights, if any, for shares of the series,

         o any rights and preferences of shares of the series upon any liquidation, dissolution or winding up of the Company's affairs or any distribution of the Company's assets,

         o any conditions or restrictions upon the creation of Company indebtedness, issuances of any additional stock, or payment of dividends or the making of other distributions on the purchase, redemption or other acquisition of any of the Company's outstanding stock, and

         o any other relative rights, powers, preferences, qualifications, limitations or restrictions of any the series.

         The Company has no current plans to issue any shares of its preferred stock. Any issuance of the Company's preferred stock may adversely affect the voting powers or rights of the holders of the Company's common stock.

ANTI-TAKEOVER PROVISIONS OF THE COMPANY'S CERTIFICATE OF INCORPORATION AND
BYLAWS

         The Company's certificate of incorporation and bylaws contain provisions that could delay or make more difficult the acquisition of the Company through a hostile tender offer, open market purchases, proxy contest, merger or other takeover attempt that a stockholder might consider in his or her best interest, including those attempts that might result in a premium over the market price of the Company's common stock. The following is a summary of these provisions.

         Preferred Stock. Although the Company's board does not now intend to do so, it could issue a series of its preferred stock that could, depending on its terms, impede the completion of a merger, tender offer or other takeover attempt. Any board decision to issue such stock will be based on the board's judgment as to the best interests of the Company and its stockholders.

         Special Meetings of Stockholders. The Company's certificate of incorporation provides that special meetings of the Company's stockholders can only be called by the chairman of the board of directors, the vice-chairman of the board of directors, the chief executive officer, the president or by written order of a majority of the board of directors.

         Advance Notice for Stockholder Proposals and Director Nominations. The Company's bylaws require advance notice to the Company of any business to be brought by a stockholder


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before an annual meeting of stockholders and establish procedures to be followed by stockholders in nominating persons for election to the Company's board. Generally, these provisions require written notice to the secretary of the Company by a stockholder:

         o if the stockholder proposes to bring any business before an annual meeting, and

         o if the stockholder wants to nominate any person for election to the Company's board of directors,

in each case not less than 60 or more than 120 days before the anniversary date of the immediately preceding annual meeting of stockholders (with certain exceptions if the date of the annual meeting is different by more than specified periods from the anniversary date). The stockholder's notice must set forth specific information regarding the stockholder and his business and director nominee, as described in the Company's bylaws.

         Classified Board of Directors. The Company's certificate of incorporation divides its directors into three classes serving staggered three-year terms. Therefore, stockholders will elect approximately one-third of the board of directors each year. This provision, when coupled with the provision in the certificate of incorporation authorizing only the directors to fill vacant or newly created directorships or increase the size of the board, as well as Delaware law allowing directors of a classified board to be removed only for cause, may impede a stockholder from gaining control of the Company's board by removing incumbent directors or increasing the number of directors and simultaneously filling the vacancies or newly created directorships with its own nominees.

RENOUNCEMENT OF BUSINESS OPPORTUNITIES

         The Company's certificate of incorporation provides that, as long as the First Reserve Group (defined below) continues to own at least 20% of the Company's common stock, the Company renounces any interest or expectancy in any business opportunity or other matter in which any member of the First Reserve Group participates or desires or seeks to participate and that involves any aspect of the energy equipment or services business or industry unless:

         o it was presented to a member of the First Reserve Group in that person's capacity as a director or officer of the combined company; or

         o the opportunity was identified solely through the disclosure of information by or on behalf of the Company.

         No member of the First Reserve Group, including any officer, director, employee or other agent of First Reserve Corporation or any affiliate of First Reserve Corporation who serves as a director or officer of the Company has any obligation to communicate or offer any renounced opportunity to the Company and may pursue the opportunity as that entity or individual sees fit. The "First Reserve Group" includes First Reserve Fund VIII, L.P., First Reserve Corporation and any of their respective officers, directors, employees, subsidiaries and affiliates (including any private equity fund managed by First Reserve Corporation or its affiliates), other than the Company and its subsidiaries. Thus, for example, First Reserve Corporation and its affiliates, including First Reserve Fund VIII, L.P. and its director designees,


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may pursue renounced opportunities in the oilfield services industry for their own account or present such opportunities to First Reserve Corporation's other portfolio companies. The Company's certificate of incorporation provides that First Reserve Corporation and its affiliates have no obligation to offer such renounced opportunities to the Company, even if the failure to provide such opportunity would have a competitive impact on the Company. These provisions of the Company's certificate of incorporation may be amended only by an affirmative vote of holders of at least 80% of the outstanding common stock.

AMENDMENT OF BYLAWS

         The Company's board of directors may amend or repeal the bylaws and adopt new bylaws. The holders of common stock may amend or repeal the bylaws and adopt new bylaws by a majority vote.

LIMITATION OF LIABILITY OF DIRECTORS AND OFFICERS

         The Company's board of directors will not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except, if required by Delaware law, for liability for:

         o any breach of the duty of loyalty to the Company or its stockholders;

         o acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law;

         o unlawful payment of a dividend or unlawful stock purchases or redemptions; and

         o any transaction from which the director derived an improper personal benefit.

         Therefore, neither the Company or its stockholders have the right, through stockholders' derivative suits on the Company's behalf, to recover monetary damages against a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior, except in the situations described above.

DELAWARE TAKEOVER STATUTE

         Under the terms of the Company's certificate of incorporation and as permitted under Delaware law, the Company has elected not to be subject to Delaware's anti-takeover law in order to give the Company's significant stockholders, including First Reserve Fund VIII, L.P., greater flexibility in transferring their shares of the Company's common stock. This law provides that specified persons who, together with affiliates and associates, own, or within three years did own, 15% or more of the outstanding voting stock of a corporation could not engage in specified business combinations with the corporation for a period of three years after the date on which the person became an interested stockholder. The law defines the term "business combination" to encompass a wide variety of transactions with or caused by an interested stockholder, including mergers, asset sales and other transactions in which the interested stockholder receives or could receive a benefit on other than a pro rata basis with other stockholders. With the approval of the Company's stockholders, the Company may amend its certificate of incorporation in the future to


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become governed by the anti-takeover law. However, such an amendment would discourage takeover attempts that might result in a premium over the market price for the shares of the Company's common stock. Nevertheless these prohibitions do not apply if the transaction in which the stockholder becomes interested is approved by the board of directors of the issuing corporation as constituted prior to that transaction. Accordingly, since the former Company board of directors approved both the merger with T-3 Private and the related reincorporation, First Reserve Fund VIII, L.P. and its affiliates would not be prohibited from entering into a business combination (including the acquisition of the remaining shares of the Company) with the Company whether or not such a provision is later adopted.

TRANSFER AGENT AND REGISTRAR

         The transfer agent and registrar for the Company's common stock is Mellon Investor Services, LLC, Dallas, Texas.

DIVIDEND POLICY

         The Company has never paid dividends on its common stock and does not anticipate paying any cash dividends in the foreseeable future. The Company currently intends to retain future earnings to support its operations and growth. Any payment of cash dividends in the future will be dependent on the amount of funds legally available, the Company's earnings, financial condition, capital requirements and other factors that the Company's board of directors may deem relevant. Additionally, certain of the Company's debt agreements restrict the payment of dividends.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           T-3 ENERGY SERVICES, INC.

                                           S/ Michael L. Stansberry
                                           -------------------------------------
                                           Michael L. Stansberry,
                                           President and Chief Executive Officer




Date:  November 8, 2002


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